EXHIBIT 23.2



                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our reports dated August 3, 1993 appearing on pages 20 and S-2 of the Annual Report on Form 10-K of Tyco International Ltd. for the year ended June 30, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Price Waterhouse LLP
Boston, Massachusetts
February 16, 1996